Exhibit 99.1

Krispy Kreme Contact:
Brian K. Little
FOR IMMEDIATE RELEASE	336-726-8825
blittle@KrispyKreme.com

KRISPY KREME ANNOUNCES THIRD QUARTER
FISCAL 2009 RESULTS

Winston-Salem, NC – December 11, 2008 – Krispy Kreme Doughnuts, Inc. (NYSE: KKD) (the “Company”) today reported financial results for the third quarter of fiscal 2009, ended November 2, 2008.

The Company incurred a net loss in the third quarter of $5.9 million, or $0.09 per diluted share, compared to a net loss of $798,000, or $0.01 per diluted share, in the third quarter last year. A number of factors affected results for the quarter compared to the third quarter of last year, which are discussed in detail in the Company’s Quarterly Report on Form 10-Q filed this morning. The higher cost of doughnut mix and shortening resulting from higher agricultural commodity costs compared to last year and higher gasoline prices adversely affected results. Recent economic developments have resulted in a significant decline in the price of agricultural commodities, which should benefit both Company and franchise stores in the fourth quarter. In mid-October, the average price of gasoline fell below that of last year’s third quarter, and the Company expects to see a reduction in its fuel costs in the fourth quarter.

Total revenues for the third quarter decreased 8.7% to $94.3 million compared to $103.4 million in the third quarter last year. The decline in revenues reflects decreases in Company Stores and KK Supply Chain revenues, partially offset by an increase in Franchise revenues. Company Stores revenues were $64.7 million, down $8.1 million (11.1%) from last year, of which approximately $2.0 million reflects store closings. Within this segment, on-premises revenues fell 5.4% in total (1.3% on a same-store basis) and off-premises revenues fell 15.3% compared to the third quarter last year. KK Supply Chain revenues declined 6.6% to $23.2 million while Franchise revenues rose 12.6% to $6.4 million.

During the third quarter of fiscal 2009, 37 new Krispy Kreme stores were opened systemwide and 22 stores were closed systemwide. This brings the total number of stores systemwide at quarter end to 509, consisting of 284 factory stores and 225 satellites. The net increase of 15 stores in the quarter reflects a net increase of 21 international stores and a net decrease of six domestic stores. All 37 new stores were opened by franchisees. Over 80% of total stores are operated by franchisees, and over half are located outside the United States.

Third quarter systemwide sales decreased 1.0% from the third quarter of last year. The growth in sales by international franchisees was offset by a decline in domestic sales arising principally from store closures.

“Our third quarter performance was impacted by a challenging operating climate led by high gas prices, as well as our commitment to investing in our growth plan,” said Jim Morgan, Chairman, President and Chief Executive Officer. “We have undertaken key strategic initiatives to strengthen our business as well as the economics of our stores, and that should help us succeed through various economic cycles and deliver positive long-term results. I remain confident that our employees and our management team will execute our strategic initiatives and drive our business forward, continuing to bring the unique Krispy Kreme experience to customers worldwide.”

In addition to further declines in revenues, many other factors could also adversely affect the Company’s business. In particular, increases in the cost of raw materials and fuel and strengthening of the U.S. dollar relative to other currencies could adversely affect the Company’s operating results and cash flows. In addition, several franchisees have been experiencing financial pressures which, in certain instances, have become exacerbated in recent quarters. Royalty revenues and most of KK Supply Chain revenues are directly related to sales by franchise stores and, accordingly, the success of franchisees’ operations has a direct effect on the Company’s revenues, results of operations and cash flows.

The Company’s consolidated financial statements include sales by Company stores, sales to franchisees by the KK Supply Chain business segment and royalties and fees received from franchisees, but exclude sales by franchise stores to their customers. Systemwide sales, a non-GAAP financial measure, include sales by both Company and franchise stores. The Company believes systemwide sales data are useful in assessing the overall performance of the Krispy Kreme brand and, ultimately, the performance of the Company.

Management will host a conference call to review third quarter results this afternoon at 4:30 p.m. (ET). A live webcast of the conference call will be available at www.KrispyKreme.com. To access an archived audio replay of the call, dial 888-203-1112 and enter the passcode 4362219. International callers may access the replay by dialing 719-457-0820 and entering passcode 4362219. The audio replay will be available through December 18, 2008.

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Information contained in this press release, other than historical information, should be considered forward-looking. Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are the outcome of pending governmental investigations, including by the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Southern District of New York; potential indemnification obligations and limitations of our director and officer liability insurance; the quality of Company and franchise store operations; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; our ability to implement our international growth strategy; our ability to implement our new domestic operating model and refranchising strategy; currency, economic, political and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients; compliance with government regulations relating to food products and franchising; our relationships with wholesale customers; our ability to protect our trademarks; risks associated with our high levels of indebtedness; restrictions on our operations and compliance with covenants contained in our secured credit facilities; changes in customer preferences and perceptions; significant changes in our management; risks associated with competition; and other factors discussed in Krispy Kreme's Annual Report on Form 10-K for fiscal 2008 and other periodic reports filed with the SEC.

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED BALANCE SHEET
(Unaudited)

(In thousands)

	Nov. 2,	Feb. 3,
	2008	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$32,175	$24,735
Receivables	21,289	22,991
Accounts and notes receivable — equity method franchisees	1,017	2,637
Inventories	17,865	19,987
Deferred income taxes	83	83
Other current assets	5,699	5,647
Total current assets	78,128	76,080
Property and equipment	86,762	90,996
Investments in equity method franchisees	1,563	1,950
Goodwill and other intangible assets	23,856	23,856
Other assets	9,831	9,469
Total assets	$200,140	$202,351

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$1,480	$1,557
Accounts payable	8,289	5,712
Accrued liabilities	31,270	35,949
Total current liabilities	41,039	43,218
Long-term debt, less current maturities	73,694	75,156
Deferred income taxes	83	83
Other long-term obligations	26,725	27,270

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value	—	—
Common stock, no par value	360,912	355,615
Accumulated other comprehensive income	517	81
Accumulated deficit	(302,830)	(299,072)
Total shareholders’ equity	58,599	56,624
Total liabilities and shareholders’ equity	$201,140	$202,351

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Nov. 2,	Oct. 28,	Nov. 2,	Oct. 28,
	2008	2007	2008	2007
Revenues	$94,338	$103,355	$292,216	$318,371
Operating expenses:
Direct operating expenses (exclusive
of depreciation and amortization
shown below)	87,143	90,911	264,926	283,239
General and administrative expenses	5,842	5,650	17,406	19,394
Depreciation and amortization expense	2,107	4,868	6,609	13,642
Impairment charges and lease
termination costs	345	(268)	(648)	34,504
Settlement of litigation	—	—	—	(14,930)
Other operating (income) and expense,
net	213	196	626	(73)
Operating income (loss)	(1,312)	1,998	3,297	(17,405)
Interest income	65	379	287	1,224
Interest expense	(2,978)	(2,274)	(7,341)	(7,429)
Loss on extinguishment of debt	—	—	—	(9,622)
Equity in losses of equity method
franchisees	(335)	(216)	(685)	(695)
Other non-operating income and
(expense), net	(921)	(309)	71	(263)
Loss before income taxes	(5,481)	(422)	(4,371)	(34,190)
Provision for income taxes (benefit)	404	376	(613)	1,046
Net loss	$(5,885)	$(798)	$(3,758)	$(35,236)

Loss per common share:
Basic	$(.09)	$(.01)	$(.06)	$(.55)

Diluted	$(.09)	$(.01)	$(.06)	$(.55)

Basic - weighted average shares
outstanding	66,794	63,934	65,587	63,652

Diluted - weighted average shares
outstanding	66,794	63,934	65,587	63,652

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

(In thousands)

	Nine Months Ended
	Nov. 2,	Oct. 28,
	2008	2007
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(3,758)	$(35,236)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,609	13,642
Deferred income taxes	(283)	206
Impairment charges	(109)	33,671
Settlement of litigation	—	(14,930)
Accrued rent expense	(460)	(830)
(Gain) loss on disposal of property and equipment	344	(316)
Share-based compensation	4,263	6,646
Provision for doubtful accounts	534	755
Amortization of deferred financing costs	701	5,856
Equity in losses of equity method franchisees	685	695
Other	244	828
Change in assets and liabilities:
Receivables	2,243	1,543
Inventories	2,114	(2,297)
Other current and non-current assets	7	1,227
Accounts payable and accrued liabilities	(1,777)	(2,788)
Other long-term obligations	(588)	(572)
Net cash provided by operating activities	10,769	8,100
CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,618)	(4,928)
Proceeds from disposals of property and equipment	427	6,751
Investment in a franchise investee	(56)	—
Decrease in other assets	10	10
Net cash provided by (used for) investing activities	(2,237)	1,833
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	—	110,000
Repayment of long-term debt	(1,673)	(130,238)
Deferred financing costs	(434)	(2,891)
Proceeds from exercise of stock options	3,103	290
Repurchase of common shares	(2,069)	—
Net cash used for financing activities	(1,073)	(22,839)
Effect of exchange rate changes on cash	(19)	83
Net increase (decrease) in cash and cash equivalents	7,440	(12,823)
Cash and cash equivalents at beginning of period	24,735	36,242
Cash and cash equivalents at end of period	$32,175	$23,419

KRISPY KREME DOUGHNUTS, INC.

Store Count

	NUMBER OF STORES
	FACTORY	SATELLITE	TOTAL
Three months ended November 2, 2008:
AUGUST 3, 2008	286	208	494
Opened	7	30	37
Closed	(11)	(11)	(22)
Converted to factory stores	2	(2)	–
Converted to satellite stores	–	–	–
NOVEMBER 2, 2008	284	225	509

Nine months ended November 2, 2008:
FEBRUARY 3, 2008	295	154	449
Opened	16	80	96
Closed	(22)	(14)	(36)
Converted to factory stores	2	(2)	–
Converted to satellite stores	(7)	7	–
NOVEMBER 2, 2008	284	225	509

KRISPY KREME DOUGHNUTS, INC.

SELECTED OPERATING STATISTICS

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Nov. 2,	Oct. 28,	Nov. 2,	Oct. 28,
	2008	2007	2008	2007
Year over year percentage change in systemwide sales (1)	(1.0)%	(2.6)%	1.8%	(2.0)%

Average weekly sales per store (2):
Company	$49.9	$52.9	$51.0	$53.4
Systemwide	$29.5	$36.4	$32.6	$37.7

Store operating weeks (3):
Company	1,287	1,373	3,939	4,279
Systemwide	6,319	5,174	17,993	15,310

Change in same store sales (on-premises only) (4):
Company	(1.3)%	(2.9)%	(1.3)%	(0.4)%
Systemwide	(11.8)%	(6.0)%	(8.3)%	(3.4)%

Company off-premises sales (5):
Change in average weekly number of doors	(5.9)%	(5.7)%	(7.0)%	(2.1)%
Change in average weekly sales per door	(9.1)%	(7.4)%	(8.5)%	(5.9)%

(1)	Systemwide sales, a non-GAAP financial measure, include the sales by both Company and franchise stores. The Company believes systemwide sales data is useful in assessing the overall performance of the Krispy Kreme brand and, ultimately, the performance of the Company.
(2)	Represents, on a Company and systemwide basis, total sales of both factory and satellite stores divided by the number of operating weeks for both factory and satellite stores.
(3)	Represents, on a Company and systemwide basis, the aggregate number of operating weeks for both factory and satellite stores.
(4)	The change in “same store sales” represents, on a Company and systemwide basis, the aggregate on-premises sales (including fundraising sales) during the current year period for all stores which had been open for more than 56 consecutive weeks (but only to the extent such sales occurred in the 57th or later week of each store’s operation) divided by the aggregate on-premises sales of such stores for the comparable weeks in the preceding year period. Once a store has been open for at least 57 consecutive weeks, its sales are included in the computation of same stores sales for all subsequent periods. In the event a store is closed temporarily (for example, for remodeling) and has no sales during one or more weeks, such store’s sales for the comparable weeks during the earlier or subsequent period are excluded from the same store sales computation.
(5)	For Company off-premises sales, “average weekly number of doors” represents the average number of customer locations to which product deliveries are made during a week by Company Stores, and “average weekly sales per door” represents the average weekly sales to each such location by Company Stores.

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION

(In thousands)

	Three Months Ended		Nine Months Ended
	Nov. 2,	Oct. 28,	Nov. 2,	Oct. 28,
	2008	2007	2008	2007
Revenues:
Company Stores	$64,708	$72,787	$201,961	$228,504
Franchise	6,393	5,679	19,532	15,773
KK Supply Chain:
Total revenues	46,747	48,933	143,724	150,415
Less-intersegment sales elimination	(23,510)	(24,044)	(73,001)	(76,321)
External KK Supply Chain revenues	23,237	24,889	70,723	74,094
Total revenues	$94,338	$103,355	$292,216	$318,371

Operating income (loss):
Company Stores	$(4,470)	$(1,855)	$(8,985)	$(7,187)
Franchise	4,188	3,793	12,528	9,997
KK Supply Chain	5,449	5,735	17,440	19,681
Unallocated general and administrative expenses	(6,134)	(5,943)	(18,334)	(20,322)
Impairment charges and lease termination costs	(345)	268	648	(34,504)
Settlement of litigation	—	—	—	14,930
Total operating income (loss)	$(1,312)	$1,998	$3,297	$(17,405)

Depreciation and amortization expense:
Company Stores	$1,548	$2,603	$4,854	$9,018
Franchise	21	22	64	70
KK Supply Chain	248	1,960	765	3,671
Corporate administration	290	283	926	883
Total depreciation and amortization expense	$2,107	$4,868	$6,609	$13,642